Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:
Ralph Giacobbe
860-787-7968
Ralph.Giacobbe@TheCignaGroup.com

MEDIA CONTACT:
Justine Sessions
860-810-6523
Justine.Sessions@Evernorth.com

The Cigna Group Reports Strong First Quarter 2026 Results, Raises 2026 Outlook

•	Total revenues for the first quarter 2026 increased 5% to $68.5 billion

•	Shareholders’ net income for the first quarter 2026 was $1.7 billion, or $6.26 per share

•	Adjusted income from operations[1] for the first quarter 2026 was $2.1 billion, or $7.79 per share

•	2026 outlook[2] for adjusted income from operations[1,2] increased to at least $30.35 per share[2]

BLOOMFIELD, CT, April 30, 2026 – Global health company The Cigna Group (NYSE: CI) today reported first quarter 2026 results, reflecting growth across its diversified portfolio of businesses.

“We continue to improve how people experience health care, leveraging innovation and technology to make it more personalized, more transparent and easier to navigate,” said David M. Cordani, chairman and CEO of The Cigna Group. “Our strong first quarter results were driven by disciplined execution, deliberate portfolio shaping and a continued focus on targeted innovation.”

Shareholders’ net income for first quarter 2026 was $1.7 billion, or $6.26 per share compared to $1.3 billion, or $4.85 per share, for first quarter 2025, reflecting growth across the enterprise.

The Cigna Group's adjusted income from operations1 for first quarter 2026 was $2.1 billion, or $7.79 per share, compared with $1.8 billion, or $6.74 per share, for first quarter 2025.

A reconciliation of shareholders’ net income to adjusted income from operations1 is provided on the following page and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues3 and shareholders’ net income to adjusted income from operations1:

Consolidated Financial Results (unaudited, dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2026	2025	2025

Total Revenues	$68,494	$65,502	$72,472
Net Investment Results from Equity Method Investments[3]	23	(50)	23
Adjusted Revenues[3]	$68,517	$65,452	$72,495

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,654	$1,323	$1,234
Net Investment (Gains) Losses[1]	(233)	(48)	104
Amortization of Acquired Intangible Assets[1]	315	336	327
Special Items[1]	322	229	483
Adjusted Income from Operations[1]	$2,058	$1,840	$2,148

Shareholders’ Net Income, per share	$6.26	$4.85	$4.64
Adjusted Income from Operations[1], per share	$7.79	$6.74	$8.08

•	Total revenues for first quarter 2026 increased 5% relative to first quarter 2025, primarily driven by growth in Evernorth Health Services, partially offset by the impact of the HCSC transaction[4].

•
Adjusted income from operations[1] for first quarter 2026 increased 12% relative to first quarter 2025, driven by higher contributions primarily from Cigna Healthcare, as well as Evernorth Health Services.

•
The SG&A expense ratio[5] and adjusted SG&A expense ratio[5] were 5.4% and 4.8% for first quarter 2026, compared to 6.4% and 5.8%, respectively, in first quarter 2025, reflecting business mix shift as well as improved operating efficiency.

•	The debt-to-capitalization ratio was 42.3% at March 31, 2026, compared to 43.0% at December 31, 2025.

CUSTOMER RELATIONSHIPS

The following table summarizes The Cigna Group’s medical customers and overall customer relationships:

Customer Relationships (in thousands):
	As of the Periods Ended
	March 31,		December 31,
	2026	2025	2025

Total Pharmacy Customers[6]	121,020	122,283	123,603

U.S. Healthcare	16,623	16,364	16,423
International Health	1,711	1,679	1,695
Total Medical Customers[6]	18,334	18,043	18,118

Behavioral Care	27,558	23,416	28,269
Dental	18,558	18,466	18,438

Total Customer Relationships[6]	185,470	182,208	188,428

•	Total customer relationships[6] at March 31, 2026 decreased 2% from December 31, 2025 to 185.5 million.

•	Total pharmacy customers[6] at March 31, 2026 decreased 2% from December 31, 2025 to 121.0 million, reflecting expected client transitions and lower membership from health plan clients.

•
Total medical customers[6] at March 31, 2026 increased 1% from December 31, 2025 to 18.3 million reflecting growth in Middle, Select, and International markets, partially offset by lower membership in National Accounts.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income from operations1 to shareholders’ net income.

Evernorth Health Services

This segment includes the Pharmacy Benefit Services and Specialty and Care Services operating segments, which provide independent and coordinated health solutions and capabilities to enable the health care system to work better and help people live healthier lives.

Pharmacy Benefit Services drives high-quality, cost-effective pharmacy care through various services such as drug claim adjudication, retail pharmacy network administration, benefit design consultation, drug utilization review, drug formulary management and access to our home delivery pharmacy. Specialty and Care Services provides specialty drugs for the treatment of complex and rare diseases, specialty distribution of pharmaceuticals and medical supplies, as well as clinical programs to help our clients drive better whole-person health outcomes through care services.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Total Adjusted Revenues
Pharmacy Benefit Services	$33,002	$29,742	$36,339
Specialty and Care Services	$25,440	$23,939	$26,717
Adjusted Revenues[3]	$58,442	$53,681	$63,056
Adjusted Income from Operations, Pre-Tax
Pharmacy Benefit Services	$394	$544	$1,154
Specialty and Care Services	$1,072	$890	$1,034
Adjusted Income from Operations, Pre-Tax[1]	$1,466	$1,434	$2,188
Margin, Pre-Tax[7]	2.5%	2.7%	3.5%

•	Evernorth Health Services first quarter 2026 adjusted revenues[3] and adjusted income from operations, pre-tax[1], increased 9% and 2%, respectively, relative to first quarter 2025.

•	For Pharmacy Benefit Services first quarter 2026 relative to first quarter 2025:

◦	Adjusted revenues[3] increased 11% primarily due to drug mix.

◦	Adjusted income from operations, pre-tax[1], decreased 28%, primarily reflecting expected lower contributions from large client relationships, consistent with prior commentary.

•	For Specialty and Care Services first quarter 2026 relative to first quarter 2025:

◦	Adjusted revenues[3] increased 6% reflecting strong specialty volume growth.

◦
Adjusted income from operations, pre-tax[1], increased 20% primarily reflecting strong organic growth in specialty businesses, including increased generic and biosimilar adoption that continues to lower costs for clients and patients.

Cigna Healthcare

This segment includes the U.S. Healthcare and International Health operating segments, which provide comprehensive medical and coordinated solutions to clients and customers. U.S. Healthcare provides medical plans and other benefits and solutions for insured and self-insured clients as well as individual and family plan customers. International Health provides health care solutions in our international markets, as well as health solutions for globally mobile individuals and employees of multinational organizations. U.S. Healthcare included the Medicare and related businesses until the divestiture of such businesses to Health Care Services Corporation (“HCSC”)4 on March 19, 2025.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2026	2025	2025

Adjusted Revenues[3,8]	$11,477	$14,482	$11,172
Adjusted Income from Operations, Pre-Tax[1]	$1,514	$1,287	$734
Margin, Pre-Tax[7]	13.2%	8.9%	6.6%

•
First quarter 2026 adjusted revenues[3,8] decreased 21% relative to first quarter 2025, primarily reflecting the impact of the HCSC transaction[4,8]. Excluding the impact of the HCSC transaction[4,8], first quarter 2026 adjusted revenues[3,8] increased 8% relative to first quarter 2025, primarily driven by premium rate increases to cover expected increases in medical costs.

•
First quarter 2026 adjusted income from operations, pre-tax[1], increased 18% relative to first quarter 2025, driven by improved margins in U.S. Healthcare across both U.S. Employer and Individual and Family Plan businesses.

•	The Cigna Healthcare MCR[5] was 79.8% for first quarter 2026, compared to 82.2% for first quarter 2025, primarily reflecting the impact of the HCSC transaction[4].

•
Cigna Healthcare net medical costs payable[9] was $4.78 billion at March 31, 2026, $4.09 billion at December 31, 2025, and $4.37 billion at March 31, 2025. The sequential increase reflects typical stop loss seasonality. Favorable prior year reserve development on a gross pre-tax basis was $188 million and $222 million for the three months ended March 31, 2026 and 2025, respectively.

Corporate and Other Operations

Corporate reflects interest expense, amounts not allocated to operating segments and includes intersegment eliminations. Other Operations is comprised of Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations and other non-strategic businesses.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2026	2025	2025

Adjusted (Loss) from Operations, Pre-Tax[1]	$(377)	$(411)	$(373)

2026 OUTLOOK2

The Cigna Group’s outlook for full year 2026 consolidated adjusted income from operations1,2 is at least $30.35 per share2. Additionally, this outlook includes the impact of expected future share repurchases and anticipated 2026 dividends.

(dollars in millions, except where noted and per share amounts)
2026 Consolidated Metrics	Projection for Full Year Ending December 31, 2026	Change from Prior Projection
Adjusted Income from Operations, per share[1,2]	at least $30.35	+$0.10
Evernorth Adjusted Income from Operations, Pre-Tax[1,2]	at least $6,900
Cigna Healthcare Adjusted Income from Operations, Pre-Tax[1,2]	at least $4,525	+$25
Cigna Healthcare Medical Care Ratio[2,4]	83.7% to 84.7%

The foregoing statements represent the Company’s current estimates of The Cigna Group's 2026 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on The Cigna Group’s website in the Investor Relations section (https://investors.thecignagroup.com/overview/default.aspx). Management will be hosting a conference call to review first quarter 2026 results and discuss full year 2026 outlook beginning today at 8:30 a.m. ET.  A link to the conference call is available in the Investor Relations section of The Cigna Group's website located at https://investors.thecignagroup.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:
Live Call
(888) 566-1889  (Domestic)
(773) 799-3989   (International)
Passcode: 04302026

Replay
(866) 405-7290   (Domestic)
(203) 369-0603   (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About The Cigna Group

The Cigna Group (NYSE: CI) is a global health company committed to creating a better future built on the vitality of every individual and every community. We relentlessly challenge ourselves to partner and innovate solutions for better health. The Cigna Group includes products and services marketed under Evernorth Health Services, Cigna Healthcare, or its subsidiaries. The Cigna Group maintains sales capabilities in more than 30 markets and jurisdictions, and has over 185 million customer relationships around the world. Learn more at thecignagroup.com.

Notes:

1.
Adjusted income (loss) from operations is a principal financial measure of profitability used by The Cigna Group’s management because it presents the underlying results of operations of the Company’s businesses and facilitates analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of normal, recurring operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

2.
Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income, on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net investment results and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond The Cigna Group’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2026 dividends.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

3.
Adjusted revenues is used by The Cigna Group’s management because it facilitates analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and The Cigna Group's share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of normal, recurring operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

4.
On March 19, 2025, the company completed the sale (the “HCSC transaction”) of its Medicare Advantage, Medicare Individual Stand-Alone Prescription Drug Plans, Medicare and Other Supplemental Benefits, and CareAllies businesses to Health Care Services Corporation (“HCSC”).

5.	Operating ratios are defined as follows:
•
The Cigna Healthcare medical care ratio (“MCR”) represents medical costs as a percentage of premiums for all Cigna Healthcare risk products provided through guaranteed cost or experience-rated funding arrangements. Changes in percentages may be expressed in basis points ("bps").

•
SG&A expense ratio on a GAAP basis for the first quarter 2026 represents enterprise selling, general and administrative expenses of $3,722 million as a percentage of total revenue of $68.5 billion at a consolidated level. SG&A expense ratio on a GAAP basis for the first quarter 2025 represents enterprise selling, general and administrative expenses of $4,213 million as a percentage of total revenue of $65.5 billion at a consolidated level.

•
Adjusted SG&A expense ratio for the first quarter 2026 represents enterprise selling, general and administrative expenses of $3,321 million excluding special items of $401 million as a percentage of adjusted revenue at a consolidated level. Adjusted SG&A expense ratio for the first quarter 2025 represents enterprise selling, general and administrative expenses of $3,799 million excluding special items of $414 million as a percentage of adjusted revenue at a consolidated level.

6.	Customer relationships are defined as follows:
•
Total medical customers includes individuals who meet any one of the following criteria: (i) are covered under a medical insurance policy, managed care arrangement, or administrative services agreement issued by Cigna Healthcare; (ii) have access to Cigna Healthcare's provider network for covered services under their medical plan; or (iii) have medical claims that are administered by Cigna Healthcare.

7.	Margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

8.
The Cigna Group owns noncontrolling interests in certain operating joint ventures. As such, the adjusted revenues for the Cigna Healthcare segment only include the Company’s share of the joint ventures’ earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

Set forth below is a table that presents the impact of the HCSC transaction on Cigna Healthcare Adjusted Revenues for the periods presented. Management believes that the presentation of this measure is useful to investors because it permits a comparison of the Company’s go-forward business across periods.

Financial Results (dollars in millions):
	Three Months Ended
	March 31,		December 31,
	2026	2025	2025

Cigna Healthcare Adjusted Revenues[3]	$11,477	$14,482	$11,172
Less: U.S. Healthcare - divested businesses revenues	—	3,850	—
Cigna Healthcare Adjusted Revenues[3] excluding U.S. Healthcare - divested businesses revenues	$11,477	$10,632	$11,172

9.
Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.92 billion as of March 31, 2026, $4.24 billion as of December 31, 2025, and $4.51 billion as of March 31, 2025.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on The Cigna Group's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected outlook for 2026 (including adjusted revenues; adjusted income from operations, including on a per share, and segment basis; adjusted SG&A expense ratio; adjusted effective tax rate; cash flow from operations; capital expenditures; shareholder dividends; weighted average shares outstanding; medical care ratio; and total medical customers); future financial or operating performance, including our ability to improve the health and vitality of those we serve; future growth, business strategy and strategic or operational initiatives, including our ability to successfully implement actions across our business to strengthen our platform and build a more sustainable model for healthcare; economic, regulatory or competitive environments; capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding The Cigna Group’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to manage health care costs and respond to price competition, inflation and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; our ability to compete effectively, differentiate our products and services from those of our competitors and adapt to changes in an evolving and rapidly changing industry; our ability to develop and effectively implement products and services to improve the accessibility, affordability and transparency of health care; changes in drug pricing or industry pricing benchmarks; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with health care payors, physicians, hospitals, other health service providers and with producers and consultants; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; uncertainties surrounding participation in government-sponsored programs and providing services to payors who participate in government-sponsored programs; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; compliance with applicable privacy, security and data laws, regulations and standards; the outcome of litigation, regulatory audits and investigations; compliance costs and potential failure of our prevention, detection and control systems; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; risks related to our use of artificial intelligence and machine learning; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations, including currency exchange rates; risks related to strategic transactions and realization of the expected benefits of such transactions, as well as integration or separation difficulties or underperformance relative to expectations which could lead to an impairment charge; our ability to achieve our strategic and operational initiatives; unfavorable economic and market conditions, the risk of a recession or other economic downturn and resulting impact on employment metrics, stock market or changes in interest rates; risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.thecignagroup.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. The Cigna Group undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

THE CIGNA GROUP	Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
(Dollars in millions, except per share amounts)	2026	2025	2025

REVENUES

Pharmacy revenues	$54,037	$48,633	$58,336
Premiums	9,812	12,736	9,288
Fees and other revenues	4,443	3,895	4,509
Net investment income	202	238	339
Total revenues	68,494	65,502	72,472
Net investment results from certain equity method investments	23	(50)	23
Adjusted revenues (1)	$68,517	$65,452	$72,495

Shareholders' net income	$1,654	$1,323	$1,234
Pre-tax adjusted income (loss) from operations by segment
Evernorth Health Services	$1,466	$1,434	$2,188
Cigna Healthcare	1,514	1,287	734
Corporate and Other Operations	(377)	(411)	(373)
Adjusted income tax expense	(545)	(470)	(401)
Consolidated after-tax adjusted income from operations	$2,058	$1,840	$2,148

Weighted average shares (in thousands)	264,017	272,953	265,699
Common shares outstanding (in thousands)	264,498	269,773	263,464
SHAREHOLDERS' EQUITY at March 31,	$42,210	$40,226
SHAREHOLDERS' EQUITY PER SHARE at March 31,	$159.59	$149.11

	Three Months Ended March 31,				Three Months Ended December 31,
	2026		2025		2025
(Dollars in millions, except per share amounts)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

SHAREHOLDERS' NET INCOME

Shareholders' net income		$1,654		$1,323		$1,234
Adjustments to reconcile adjusted income from operations
Net investment (gains) losses (2)	$(235)	(233)	$(48)	(48)	$123	104
Amortization of acquired intangible assets	390	315	422	336	463	327
Special Items
Strategic optimization program	380	290	215	163	183	136
Integration and transaction-related costs	35	27	216	164	30	21
Deferred tax expenses, net	—	16	—	17	—	374
(Gain) loss on sale of businesses	—	(3)	(41)	(115)	66	(48)
(Benefits) associated with litigation matters	(11)	(8)	—	—	—	—
Adjusted income from operations (3)		$2,058		$1,840		$2,148

DILUTED EARNINGS PER SHARE

Shareholders' net income		$6.26		$4.85		$4.64
Adjustments to reconcile to adjusted income from operations
Net investment (gains) losses (2)	$(0.89)	(0.88)	$(0.18)	(0.18)	$0.46	0.39
Amortization of acquired intangible assets	1.48	1.19	1.54	1.23	1.74	1.23
Special Items
Strategic optimization program	1.44	1.10	0.79	0.60	0.69	0.51
Integration and transaction-related costs	0.13	0.10	0.79	0.60	0.11	0.08
Deferred tax expenses, net	—	0.06	—	0.06	—	1.41
(Gain) loss on sale of businesses	—	(0.01)	(0.15)	(0.42)	0.25	(0.18)
(Benefits) associated with litigation matters	(0.04)	(0.03)	—	—	—	—
Adjusted income from operations (3)		$7.79		$6.74		$8.08
(1)  Adjusted revenues is defined as total revenues excluding the following adjustments: special items and The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes Net investment gains/losses as presented in our Consolidated Statements of Income, as well as the Company's share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting, which are presented within Fees and other revenues in our Consolidated Statements of Income.

(3) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes less pre-tax income (loss) attributable to noncontrolling interests for the segment metric) excluding the following adjustments: net investment gains/losses, amortization of acquired intangible assets and special items. The Cigna Group’s share of certain investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.